UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2025

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2025, Armata Pharmaceuticals, Inc. (the “Company”) entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”) with respect to an at the market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Placement Shares”) subject to certain conditions, through Jones as sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-289585) (the “Registration Statement”) and the prospectus supplement dated December 1, 2025, and filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Jones may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made on or through the NYSE American (“NYSE American”) or any other existing trading market for the Common Stock. Subject to the terms of a placement notice, Jones may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions, subject to the prior written consent of the Company.

Jones will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, to sell the Placement Shares from time to time, up to the amount specified in, and otherwise in accordance with the terms of the applicable placement notice. The Company will pay Jones a commission of up to 3.0% of the gross sales proceeds of any Placement Shares sold through Jones under the Sales Agreement. In addition, the Company has agreed to reimburse certain legal expenses by Jones in connection with the offering.

The Company is not obligated to sell, and Jones is not obligated to buy or sell, any Placement Shares under the Sales Agreement. Under the terms of the Sales Agreement, the Company will not issue or sell through Jones such number or dollar amount of shares of Common Stock that would exceed, among other metrics set forth in the Sales Agreement, (i) the number or dollar amount of shares of Common Stock registered and available on the Registration Statement or (ii) the number of authorized but unissued shares of Common Stock.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties.

The Company or Jones may terminate the offering of Placement Shares upon three days’ notice to the other party.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the Placement Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Capital on Demand™ Sales Agreement, dated as of December 1, 2025, by and between the Company and JonesTrading Institutional Services LLC.
5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer